UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2012

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 6, 2012, The Interpublic Group of Companies, Inc. (“IPG”) entered into Amendment No. 1 (the “Amendment”) to its credit agreement, as amended and restated as of May 31, 2011 (the “Credit Agreement”) among IPG, the lenders named therein and Citibank, N.A., as administrative agent.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated into this report by reference.  The summary below is qualified in its entirety by reference to the full terms of the Amendment.

The Amendment modifies the definition of “Total Debt” in the Credit Agreement to exclude the $800.0 million in aggregate principal amount of new senior notes that IPG has agreed to sell (the “New Senior Notes”), as described in the Current Report on Form 8-K filed on November 5, 2012, which is hereby incorporated into this report by reference.  Pursuant to the Amendment, IPG will disregard the New Senior Notes for purposes of its calculations under the financial covenants in the Credit Agreement until August 15, 2013.  The principal amount of the New Senior Notes that can be disregarded will be reduced (but not below $0) by the aggregate principal amount of any reductions from time to time in the aggregate principal amount of IPG's 4.75% Convertible Senior Notes due 2023 and 10.00% Senior Unsecured Notes due 2017 that are outstanding as of November 5, 2012.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of November 6, 2012 (filed pursuant to Item 1.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: November 7, 2012	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary